EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM T-1
                                ----------------

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                                ----------------

                            FIRST UNION NATIONAL BANK

               (Exact name of trustee as specified in its charter)

         United States National Bank                      56-0900030
         (State of incorporation if                       (I.R.S. employer
         not a national bank)                             identification no.)

         First Union National Bank
         230 South Tryon Street, 9th Floor
         Charlotte, North Carolina                            28288-1179
         (Address of principal                                (Zip Code)
         executive offices)

                                  SAME AS ABOVE

                 (Name, address and telephone number, including
                   area code, of trustee's agent for service)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

               (Exact name of obliger as specified in its charter)

                                    DELAWARE

         (State or other jurisdiction of incorporation or organization)

                                   13-3416059



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                      (I.R.S. employer identification no.)

                                250 Vesey Street
                             World Financial Center
                            North Tower - 10th Floor
                          New York, New York 10281-1310

          (Address, including zip code, of principal executive offices)
                                ----------------

                                US $1,000,000,000
                     Merrill Lynch Mortgage Investors, Inc.
                             Asset Backed Securities

                       (Title of the indenture securities)

                        --------------------------------




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         1.       GENERAL INFORMATION.  Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject

         ----------------------------------------------------------------------

                   Name                                      Address
         ----------------------------------------------------------------------

         Federal Reserve Bank of Richmond, VA              Richmond, VA

         Comptroller of the Currency                       Washington, D.C.

         Securities and Exchange Commission
         Division of Market Regulation                     Washington, D.C.

         Federal Deposit Insurance Corporation             Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                           The trustee is authorized to exercise corporate trust
powers.

         2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

         (See Note 1 on Page 4.)

         Because the obligor is not in default on any securities issued under indentures under which the applicant is trustee, Items 3 through 15 are not required herein.

         16.      LIST OF EXHIBITS.

                  All exhibits identified below are filed as a part of this statement of eligibility.

                  *1. A copy of the Articles of Association of First Union National Bank as now in effect, which contain the authority to commence business and a grant of powers to exercise corporate trust powers.

                  *2. A copy of the certificate of authority of the trustee to commence business, if not contained in the Articles of Association.



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                  *3.      A copy of the authorization of the trustee to
                           exercise

                  *4. A copy of the existing By-laws of the trustee, or instruments corresponding thereto.

                    5.     Inapplicable.

                    6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included at Page 4 of this Form T-1 Statement.

                    7. A copy of the latest report of condition of the trustee

                    8.     Inapplicable.

                    9.     Inapplicable.

-----------------------
* Incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of First Union National Bank, filed as Exhibit 25.01 of the Amendment No. 1 to Form S-3 Registration Statement of Financial Security Assurance Holdings Ltd. filed with the Securities and Exchange Commission on September 8, 1997 (Registration No. 333-34181).




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                                      NOTE

Note 1: Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Union National Bank, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina, on the 24th day of November, 1997.

                                       FIRST UNION NATIONAL BANK



                                       By:      /s/ Robert Ashbaugh

                                             Name: Robert Ashbaugh
                                             Title: Vice President


                                                CONSENT OF TRUSTEE

         Under section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance by Merrill Lynch Mortgage Investors, Inc. of its Asset Backed Securities, First Union National Bank as the trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                                       FIRST UNION NATIONAL BANK



                                       By:      /s/ Robert Ashbaugh

                                             Name: Robert Ashbaugh
                                             Title: Vice President

Dated: November 24, 1997



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CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                      Dollar
                                                                                     Amount in                         C400
                                                                                     Thousands    RCFD         Bil Mil Thou
                                                                                     ---------    ----         ------------
ASSETS                                                                                            ///////// ///////////////
1.   Cash and balances due from depository institutions (from Schedule RC-A):                     ///////// ////////////////
     a. Noninterest-bearing balances and currency coin (1)                                        0081            5,101,644    1.a.
     b. Interest-bearing balances (2)                                                             0071              102,192    1.b.
2.   Securities:                                                                                  ///////// ////////////////
     a. Held-to-maturity securities (from Schedule RC-B, column A)                                1754            1,751,546    2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D)                              1773           12,629,007    2.b.
3.   Federal funds sold and securities purchased under agreements to resell                       1350            2,640,885      3.
4.   Loans and lease financing receivables                                                        ///////// ////////////////
     a. Loans and leases, net of unearned income (from Schedule RC-C) RCFD 2122    75,530,867     ///////// ////////////////   4.a.
     b. LESS: Allowance for loan and lease losses                     RCFD 3123    1,143,846      ///////// ////////////////   4.b.
     c. LESS: Allocated transfer risk reserve                         RCFD 3128    0              ///////// ////////////////   4.c.
     d. Loans and leases, net of unearned income, allowance, and                                  ///////// ////////////////
        reserve (item 4.a minus 4.b and 4.c)                                                      2126          74,387,021     4.d.
5.   Trading assets (from Schedule RC-D)                                                          3545            3,440,660      5.
6.   Premises and fixed assets (including capitalized leases)                                     2145            2,024,718      6.
7.   Other real estate owned  (from Schedule RC-M)                                                2150               68,264      7.
8.   Investments in unconsolidated subsidiaries and associated companies  (from                   2180              155,345      8.
     Schedule RC-M)
9.   Customers' liability to this bank on acceptances outstanding                                 2155              751,815      9.
10.  Intangibles assets  (from Schedule RC-M)                                                     2143            2,449,609     10.
11.  Other Assets  (from Schedule RC-F)                                                           2160            3,610,109     11.
12.  Total assets (sum of items 1 through 11)                                                     2170          109,112,815     12.



----------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.



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Schedule RC--Continued



                                                                              Dollar
                                                                             Amount in
                                                                             Thousands         RCFD          Bil Mil Thou
                                                                             ---------         ----          ------------
LIABILITIES                                                                               ///////////////////////////////
13.  Deposits:                                                                            ///////////////////////////////
     a. In domestic offices (sum of totals of Column A and C
        from Schedule RC-E, part I)                                                       RCON 2200            69,212,110  13.a
        (1) Noninterest-bearing (1)                       RCON 6631            12,956,103 ///////////////////////////////  13.a.(1)
        (2) Interest-bearing                              RCON 6636            56,656,007 ///////////////////////////////  13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and IBF's                    ///////////////////////////////
        (from Schedule RC-E, part II)                                                     RCFN 2200             5,163,776  13.b.
        (1) Noninterest-bearing                           RCFN 6631                     0                         102,192  13.b.(1)
        (2) Interest-bearing                              RCFN 6636             5,163,776                         102,192  13.b.(2)
14.  Federal funds purchased and securities sold under agreements to
     repurchase                                                                           RCFD 2800            14,135,805     14.
15.  a. Demand notes issued to the U.S. Treasury                                          RCON 2840               191,337  15.a.
     b. Trading liabilities (from Schedule RC-D)                                          RCFD 3548             3,064,414  15.b.
16.  Other borrowed money (includes mortgage indebtedness and                             ///////////////////////////////
     obligations                                                                          ///////////////////////////////
     under capitalized leases):
     a. With a remaining maturity of one year or less                                     RCFD 2332             2,889,205  16.a.
     b. With a remaining maturity of more than one year through three                     RCFD A547               525,793  16.b.
        years
     c. With a remaining maturity of more than three years                                RCFD A548                59,777  16.c.
17.  Not applicable                                                                       ///////////////////////////////
18.  Bank's liability on acceptances executed and outstanding                             RCFD 2920               751,815     18.
19.  Subordinated notes and debentures (2)                                                RCFD 3200             1,195,501     19.
20.  Other liabilities (from Schedule RC-G)                                               RCFD 2930             1,983,925     20.
21.  Total liabilities (sum of items 13 through 20)                                       RCFD 2948           100,573,456     21.
22.  Not applicable                                                                       ///////////////////////////////
EQUITY CAPITAL                                                                            ///////////////////////////////
23.  Perpetual preferred stock and related surplus                                        RCFD 3838                     0     23.
24.  Common Stock                                                                         RCFD 3230                82,795     24.
25.  Surplus (exclude all surplus related to preferred stock)                             RCFD 3839             6,197,897     25.
26.  a. Undivided profits and capital reserves                                            RCFD 3632             2,148,062  26.a.
     b. Net unrealized holding gains (losses) on available-for-sale                       RCFD 8434               110,603  26.b.
        securities
27.  Cumulative foreign currency translation adjustments                                  RCFD 3284                     0     27.
28.  Total equity capital (sum of items 23 through 27)                                    RCFD 3210             8,539,357     28.
29.  Total liabilities and equity capital (sum of items 21 and 28)                        RCFD 3300           109,112,815     29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of statements below that best
     describes the most comprehensive level of auditing work performed
     for                                                                                                           Number
     the bank by independent external auditors as of any date during 1996                 RCFD 6724       N/A        M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)



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8 =  No external audit work


-----------

(1) Includes total demand deposits and noninterest-bearing time and savings deposit.
(2) Includes limited-life preferred stock and related surplus.